Exhibit 10.10

Specimen Document For Use By Counsel

First Amendment

To the

Diodes Incorporated

Second Amended and Restated

Deferred Compensation Plan

This First Amendment to the Diodes Incorporated Second Amended and Restated Deferred Compensation Plan is effective this I” day of June, 2013, by the Plan Administrator as delegated by the Board of Directors of Diodes Incorporated (the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the Diodes Incorporated Second Amended and Restated Deferred Compensation Plan, last amended and restated effective January 1, 2009 (the “Plan”); and

WHEREAS, Article X of the Plan permits the Company, acting through its Plan Administrator by delegation of the Board of Directors, to make such amendments necessary to clarity provisions based on the Plan Administrator's interpretation of the document and administration of the Plan; and

WHEREAS, the Plan Administrator desires that Restricted Stock Unit deferrals be initially credited into the Plan Accounts as units of stock, rather than in equivalent dollar amounts; and

WHEREAS, the Plan Administrator also desires that a participant may elect to diversifY his or her Account to which Restricted Stock Unit deferrals are credited into other notional investment options provided on the investment menu determined by the Company;

NOW, THEREFORE:

The plan is hereby amended with respect to Article VII, Section 7.2(d) as follows:

Sub-section (1) under 7.2(d) is hereby deleted. Sub-sections (2) and (3) are hereby re-numbered as Sub-sections (1) and (2).

IN WITNESS WHEREOF:

The Company, acting through its authorized member of the Plan Administration Committee, hereby executes this First Amendment to the Plan on this day of 2013, to be effective as of the effective date first above written.

SIGNATURES ON NEXT PAGE

DIODES INCORPORATED hereby executes the First Amendment to the Plan.

BY:	(Print Name)	Richard D. White

ITS:	(Title)	CFO

Date:	7/23/2013